UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 2007

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AngelCiti Entertainment, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	000-30213	52-2043569
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

9000 Sheridan Street, Suite 7, Pembroke Pines, FL 33204

(Address of Principal Executive Office) (Zip Code)

(800) 908-9574

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

Changes in Registrant’s Certifying Accountant.

On April 19, 2007, our independent registered public accounting firm, Salberg & Company, P.A. (“Salberg”), notified us that they could no longer serve as our auditor. Salberg resigned in order to comply with partner rotation rules, which required them to resign as our auditor after serving in said capacity for five consecutive years.

During our two most recent fiscal years, and any subsequent interim period preceding Salberg’s resignation, there were no disagreements with Salberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Salberg’s report on our financial statements for the last two years did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principals, except that the report contained an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern.

We provided Salberg, with a copy of this Current Report on Form 8-K prior to our filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they does not agree. A copy of the letter provided by Salberg, dated April 23, 2007, is attached to this Form 8-K as an exhibit.

We have engaged the firm of Berman & Company, P.A. (“Berman”) as of April 23, 2007. Berman was not consulted on any matter relating to the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16	Letter re: change in certifying accountant Letter from Salberg & Company, PA to the Securities and Exchange Commission, dated April 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANGELCITI ENTERTAINMENT, INC.

By:	/s/ George Gutierrez
George Gutierrez Chief Executive Officer

Date:  April 24, 2007

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